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                                                                      Exhibit 10
                                AMENDEMENT NO. I
                                       TO
                              EMPLOYMENT AGREEMENT



     AMENDMENT NO. 1, dated as of March 24, 2000, to the employment agreement effective as of January 1, 1999 by and between United Water Resources Inc., a New Jersey corporation, and its subsidiaries (collectively the "Company") and Donald L. Correll (the "Executive") (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

                                    Recitals

     A. The Company has entered into an agreement and plan of merger, dated as of August 20, 1999 by and among the Company, Lyonnaise American Holding, Inc., a Delaware corporation ("LAH"), LAH Acquisition Co., a New Jersey corporation and a wholly owned subsidiary of LAH, and Suez Lyonnaise des Eaux, a French societe anonyme, (the "Merger Agreement") pursuant to which the company will become a wholly-owned subsidiary of LAH.

     B. LAH, the Company and the Executive desire to provide for continuity in the Company's management after the consummation of the transactions contemplated by the Merger Agreement through the Executive's continued employment as the Company's Chairman and Chief Executive Officer pursuant to the Agreement, as amended by this Amendment No. 1 to the Agreement.

     C. In order to provide such continuity, the Executive and the Company desire to amend the Agreement as set forth herein.


                                   Amendment

     Accordingly, the Executive and the Company hereby mutually agree to amend the Agreement as follows:

     1.  Unnumbered Paragraph 1 - The Commencement Date is hereby amended to
         ----------------------
delete "January 1, 1999" and replace it with the phrase "the Effective Time of the merger, as Effective Time is defined in Section 1.2 of the Merger Agreement."

     2.  Term.  Section 2 of the Agreement is hereby deleted in its entirety and
         ----
replaced with the following:

          The Executive's employment hereunder shall commence on the Commencement Date and shall end at the close of business on the date that is one year from the Commencement Date.

     3.  Title.    Section 3 of the Agreement is hereby amended to delete the
         -----
phrase "Chief Executive Officer, President and Chairman of the Board" and replace it with the phrase "Chief Executive Officer and Chairman of the Board" each time such phrase appears.

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     4.  Compensation and Benefits.   Section 4(c) of the Agreement is hereby
         -------------------------
amended to delete the phrase "In addition, during the Term, the Executive shall accrue benefits under the United Water Resources Inc. Supplement Retirement Plan for Key Executives (the "SERP")" and replace it with the phrase "The Executive shall not accrue any additional benefits under the SERP after the Effective Time of the Merger."

     5.  Supplemental Incentive and Stay Bonus Following the Merger.  Section 4
         ----------------------------------------------------------
of the Agreement is hereby amended by the addition of new subsections (g) and
(h) to read in their entirety as follows:

               (g) The Executive and the Company acknowledge and agree that the merger contemplated by the Merger Agreement (the "Merger") will constitute a "Change of Control". The Executive shall be entitled to receive (in addition to all other compensation to which he may be entitled under the Agreement) a supplemental incentive and stay bonus calculated and payable as set forth on Schedule A to this Amendment provided that (i) the Executive is employed by the Company on the first anniversary of the Commencement Date; and (ii) the Executive executes and does not revoke a release agreement prepared by the Company at that time.

               (h) Because of the Change of Control resulting from the Merger, upon Executive's termination of employment with the Company for any reason, Executive shall receive the following: (i) an amount equal to 300% of his Base Salary in effect as of his Date of Termination plus 300% of the greater of (x) his "Cash Target Amount" under the MIP as of the Effective Time of the Merger, or
               (y) his most recently paid or declared cash award under the MIP; provided, however, that notwithstanding anything to the contrary above, $1,200,000 of the payment to be made to Executive pursuant to subsection (i) of this Section (h) shall be paid to Executive at the Effective Time of the Merger and the remainder will be paid to the Executive upon termination of the Executive's employment under the Agreement, the latter amount to be no less than $408,000; (ii) the Executive hereby agrees that he is waiving any payments otherwise due him under The United Water Resources Inc. Supplemental Retirement Income Plan for Key Executives (the "SERP"); including, but not limited to, any further accruals under the SERP on or after the Effective Time of the Merger, and in consideration for such waiver, the Company shall pay the Executive the sum of $2,990,304 plus or minus up to a 5% adjustment to be made at the final calculation of the SERP at the Effective Time of the Merger (the "Adjusted SERP Payout"), such Adjusted SERP Payout to be secured by an irrevocable letter of

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               credit; such letter of credit which shall be unconditional, guaranteed, and exercisable at the termination of Executive's employment under the Agreement; such letter of credit which shall provide for interest accrual on the Adjusted SERP Payout at prime rate from the Effective Time of the Merger until exercise of the letter of credit; and such letter of credit which the parties agree shall be issued by a major American commercial bank, such as Chase, Citibank, etc.; provided, further, however, that the parties agree in good faith that within 45 days from the execution of this Amendment (the "45 Day Period") the Executive will investigate and present to the Company possible alternative mechanisms for the payout of the SERP, if any, in addition to or in place of the letter of credit described above, that may provide for more favorable tax treatment of said payout, and that approval of a final payout mechanism shall reside in the Company, such approval not to be withheld provided that (x) any such alternative mechanism is presented to the Company within the 45 Day Period; (y) whatever alternative mechanism is proposed does not entail costs to the Company above those associated with the letter of credit; and (z) that in no event will the Company be required to make any cash outlay prior to the date that such an outlay would be required under the letter of credit; (iii) retiree medical coverage under the United Water Resources Inc. Corporate Medical Benefits Program as of Executive's Date of Termination; (iv) the payment(s) pursuant to Section 7(d)(i) of the Agreement; and (v) the benefits pursuant to Section 7(d)(iv) of the Agreement, such Section which is hereby amended to Section 7(d)(ii).

     6.  Good Reason.  Section 5(d)(ii) of the Agreement is hereby amended to
         -----------
add at the end of Section 5(d)(ii) the phrase "as amended by and after the date of Amendment No. 1 to the Agreement".

     7.  Compensation Upon Termination.  Sections 7(a), (b) and (c) of the
         -----------------------------
Agreement are hereby deleted in their entirety; the language in Section 7(d) of the Agreement beginning with "Termination By the Company" and ending with "the Company shall:" is hereby deleted in its entirety and replaced with the phrase "The Company shall:"; Sections 7(d)(ii), 7(d)(iii), 7(d)(v), and 7(d)(vi) of the Agreement are hereby deleted in their entirety; Section 7(d)(iv) of the Agreement is hereby changed to Section 7(d)(ii); the paragraph immediately following the now Section 7(d)(ii) of the Agreement is hereby amended to add the phrase "except as otherwise specifically provided for herein."; and the Change of Control definition (including subsections (i), (ii) and (iii) thereof) is hereby deleted in its entirety.

     8.  Continuation.  Except as expressly amended hereby, the Agreement shall
         ------------
continue in full force and effect in accordance with its terms. All references in the Agreement to the Agreement or any provision thereof shall be deemed to refer to the Agreement and the provisions thereof as amended by this Amendment.

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     9.  Governing Law.  This Amendment shall be governed by and construed in
         -------------
accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed within such State, without regard to conflicts of law principles.

     10.  Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one or the same agreement. This Amendment shall be effective when each of the parties shall have executed at least one counterpart, although not all of the parties may have executed the same counterpart.

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                                   Execution

     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the day and year first above written.



                                                    /s/
                                        --------------------------------
                                        Donald L. Correll



                                        UNITED WATER RESOURCES INC.

                                        By:         /s/
                                            ----------------------------
                                            Name: Marcia L. Worthing
                                            Title: Chair, Compensation Committee


Consent
-------

By its signature below, LAH hereby consents to the Company's execution, delivery and performance of the foregoing Amendment.


LYONNAISE AMERICAN HOLDING, INC.



By:             /s/
    ------------------------------
    Name:  Gerard Payen
    Title: Authorized Signatory

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                                   SCHEDULE A
                                       TO
                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


        Calculation and Payment of Supplemental Incentive and Stay Bonus


Subject to the Executive's achievement of objectives to be set by the Board of Directors of United Water Resources Inc. (the "Board") in its sole discretion, and subject to the conditions specified in Section 4(g) of this Amendment No. 1, the Executive shall receive a supplemental incentive and stay bonus to be calculated as follows:

Percent of objectives achieved by Executive as  Payment in United States Dollars
----------------------------------------------  --------------------------------
determined in the sole discretion of the Board
----------------------------------------------

If less than 90%                                                $      0

If greater than or equal to 90%, but less than 100%             $250,000

If greater than or equal to 100%                                $300,000

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